Exhibit 99(iii)
Nucor Corporation
2002 Form 10-K

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Terry S. Lisenby, Chief Financial Officer, Treasurer and Executive Vice President (principal financial officer) of Nucor Corporation (the “Registrant”), certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2002 of the Registrant (the “Report”), that:

(1)      The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ TERRY S. LISENBY

Name:	Terry S. Lisenby
Date:	March 24, 2003